Exhibit 10.2

Form A

DSS Group, Inc.

2014 Equity Incentive Plan

Grant Certificate

[            ], 2014

[Name]

[Address]

Re: Option Award

Dear [Name]:

I am pleased to inform you that DSS Group, Inc. (the “Company”), hereby grants to you, pursuant to its 2014 Equity Incentive Plan (the “Plan”), an option (an “Option”) to purchase [            ] Shares, effective on the date hereof (the “Date of Grant”). The Option shall terminate on the tenth (10th) anniversary of the Date of Grant, subject to earlier termination in accordance with Section 5(b) of the Plan. Capitalized terms not otherwise defined in this Grant Certificate have the meanings given such terms in the Plan.

The key terms of the Option are as follows:

1.	Number of Shares. [ ]

2.	Exercise Price. $[ ]

3.	Vesting. The Option will vest in five equal installments. Twenty percent (20%) of the Option will vest on September 1, 2014, subject to your continued employment through such date. Twenty percent (20%) of the Option will vest on September 1 of each of 2015, 2016, 2017 and 2018, subject to your continued employment through the applicable vesting date. Notwithstanding the foregoing, the Option (to the extent that it has not previously terminated) (i) will become fully vested earlier upon a Change in Control or (ii) will partially vest upon certain events following an IPO as set forth in the Plan, in each case, subject to your continued employment through the consummation of such events.

4.	Exercise. Only the vested portion of the Option may be exercised, and the Option may be exercised only for whole Shares. In order to exercise the Option, you must deliver written notice to the Company of your intention to exercise, setting forth the number of whole Shares with respect to which the Option is to be exercised, along with payment, in cash (certified check or bank draft) (or through any other method with the written consent of the Committee), of the exercise price and applicable withholding taxes. As a condition to the exercise of the Option, you must also become a party to the Stockholders Agreement, which contains certain restrictions relating to the Shares. You may request that the Committee permit you to exercise the vested portion of the Option through a cashless or “net exercise” procedure as set forth in the Plan; provided, that prior to the Committee’s exercise of such discretion, you shall present to the Committee the reason(s) for supporting your request to utilize the cashless or “net exercise” procedure.

5.	Competitive Activities. In the event you engage in any Competitive Activity during the term of your employment or service with the Company or an Affiliate or during the twelve (12) month period following your termination from employment or service for any reason, the Committee may determine, in its sole discretion, to (a) require this Option held by you to be immediately forfeited and returned to the Company without additional consideration, (b) require all Shares acquired upon the vesting or exercise of this Option within the twelve (12) month period prior to the date of such Competitive Activity to be subject to the Company’s right to repurchase such Shares in accordance with to Article VI of the Stockholders Agreement and at the purchase price set forth in Section 6.3(a) of the Stockholders Agreement, and (c) to the extent that you received any profit from the sale of any Shares underlying an Award within the twelve (12) month period prior to the date of such Competitive Activity, require that you promptly repay to the Company any profit received pursuant to such sale.

6.	Nonsolicitation; Noninterference.

(a)	You understand and acknowledge that you shall not, directly or indirectly, during your employment or service with the Company, and for a period ending twelve months following the termination of your employment or service, (i) solicit, or assist any other individual, person, firm or other entity in soliciting, the business of any Customer or Prospective Customer for or on behalf of an existing or prospective Competitive Business or (ii) impede or otherwise interfere with or damage (or attempt to impede or otherwise interfere with or damage) any business relationship and/or agreement between the Company and (x) a Customer or Prospective Customer or (y) any supplier.

(b)	You understand and acknowledge that you shall not, directly or indirectly, during your employment or service with the Company, and for a period ending twelve months following the termination of your employment or service, solicit or assist any other individual, person, firm or other entity in soliciting, (i) any employee or other agent of any member of the Company or any of its subsidiaries, affiliated companies or businesses (collectively, the “Company Group”), including, without limitation, any former employee or other agent of any member of the Company Group who ceased working for such member of the Company Group within the twelve-month period immediately preceding or following the date on which your employment or service with the Company terminated or (ii) any consultant or senior adviser that you know is under exclusive contract with any member of the Company Group (collectively “Restricted Employee or Consultant”). For purposes of this paragraph 6(b), “solicit” means to have any direct or indirect communication of any kind whatsoever for the purpose of inducing such Restricted Employee or Consultant to end his or her relationship the with the Company Group; provided, however, that you will not be deemed in violation of this paragraph 6(b) for: (i) using general solicitations not targeted at any Restricted Employee or Consultant of the Company Group, or employing any person who responds to such solicitations or (ii) using search firms conducting general solicitations so long as such firms do not specifically target a Restricted Employee or Consultant at your request.

(c)	If any court determines that any of the covenants set forth in paragraphs 5, 6(a) or 6(b), or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

7.	Securities Laws Representations.

(a)	You understand that the Shares to be received upon exercise of the Option (“Option Shares”) have not been, and may not be, registered under the Securities Act and other applicable Securities Laws and, accordingly, the Option is being granted to you only pursuant to exemptions from registration under the Securities Act and applicable Securities Laws.

(b)	You represent and warrant that you are an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act or have been advised by the Company that the grant of the Option to you is being made pursuant to Rule 701 under the Securities Act.

(c)	You understand and agree that, unless the Company has filed a registration statement on Form S-8 under the Securities Act covering the Option Shares, the Option Shares will constitute “restricted securities” under the Securities Act and may not be pledged, re-offered or resold in the United States or to, or for the account or benefit of U.S. persons, except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. You, accordingly, agree that all resales of Option Shares may only be made (i) prior to the time the Company registers its common shares under the Exchange Act and files a registration statement covering the Option Shares on a Form S-8 under the Securities Act, pursuant to and in compliance with Regulation S under the Securities Act or otherwise as permitted under the Stockholders Agreement, and (ii) after the filing of a registration statement covering the Option Shares on a Form S-8, on whatever exchange in the United States the Option Shares may then be trading.

*            *             *            *

We are excited to give you this opportunity to share in our future success. Please indicate your acceptance of this Option and that you have read and understand the terms of the Plan and this Grant Certificate by signing and returning a copy of this Grant Certificate to [            ], c/o DSS Group, Inc., [Address], by [            ], 2014.

Sincerely,

DSS GROUP, INC.

By:
Name: Title:

[Signature Page Follows]

Acknowledgement and Agreement:

I hereby agree to be bound by the terms, conditions and provisions of this Grant Certificate.

[NAME]

Date:

[Signature Page to Grant Certificate]